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                                                                     EXHIBIT 5.1



                              November 15, 1995


AMCORE Financial, Inc.
AMCORE Financial Plaza
501 Seventh Street
Rockford, Illinois  61104

               Re:  AMCORE Financial, Inc.
                    Registration Statement on Form S-8
                    ----------------------------------

Gentlemen:

          We are acting as special counsel to AMCORE Financial, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-8 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission (the "Commission") on November 15, 1995. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of up to 200,000 shares (the "Shares") of Common Stock, par value $.33 per share, which may be issued from time to time pursuant to the 1994 Stock Option Plan for Non-Employee Directors (the "Plan").

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

               (i) the Amended and Restated Articles of Incorporation of the Company filed with the Nevada Secretary of State on May 12, 1986;

               (ii) Directors' Certificate of Two-for-One Split of Common Stock and Adjustment of


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AMCORE Financial, Inc.
November 15, 1995
Page 2



          Rights filed with the Nevada Secretary of State on May 28, 1986;

               (iii) Certificate of Amendment filed with the Nevada Secretary of State on June 2, 1988;

               (iv) Certificate of Amendment of Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State on May 10, 1990;

               (v) Certificate of Ownership and Merger filed with the Nevada Secretary of State on December 17, 1990; and

               (vi) Certificate of Stock Split pursuant to NRS 78.207 filed in the Office of the Nevada Secretary of State on December 13, 1993;

               (vii) the Bylaws of the Company as presently in effect;

               (viii) certain resolutions of the Board of Directors and the Stockholders of the Company relating to the adoption of the Plan and the issuance of the Shares;

               (ix) the Registration Statement;

               (x) a copy of the Plan; and

               (xi) such other documents as we have deemed necessary or appropriate as the basis for the opinions set forth below.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to


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AMCORE Financial,Inc.
November 15, 1995
Page 3



this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the practice of law in the States of Nevada, and we express no opinion as to the laws of any other jurisdiction.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Shares are issued pursuant to the terms of the Plan and (iii) certificates representing the Shares are duly executed, countersigned, registered and delivered, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                              Very truly yours,

                              MARSHALL HILL CASSAS & de LIPKAU



                              By: /s/ John P. Fowler
                                  ------------------
                                   John P. Fowler